Exhibit 10.5

Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

Annex 2

Working Capital Loan Contract

(Applicable to the “BOC Relay Tongbao” Product)

Contract No.:

Borrower: Yingtan Topnew Motor Co.,Ltd

Unified Social Credit Code:

Legal Representative:

Registered Address:

Postal Code:

Bank and Account Number:

Tel:

Fax:

Email: /

Lender: Bank of China Limited Guixi Sub-branch

Person in Charge:

Address:

Postal Code:

Tel:

Fax:

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

The Borrower and the Lender, through equal negotiation, have reached an agreement regarding the working capital loan to be issued by the Lender to the Borrower, and hereby enter into this contract.

Article 1: Loan Amount

Currency: Renminbi (RMB)

Loan Amount (in words): Eight Million Yuan

Loan Amount (in figures): ¥8,000,000.00

Article 2: Loan Term

Loan Term: 12 months, calculated from the actual drawdown date.

The Borrower shall strictly follow the agreed drawdown schedule. If the actual drawdown date is later than the scheduled drawdown date, the Borrower shall still repay the loan according to the repayment schedule stipulated in this contract.

Article 3: Purpose of the Loan

The loan shall be used to repay the outstanding principal balance under the following agreements:

●	Working Capital Loan Contract

●	Drawdown Application

Without the written consent of the Lender, the Borrower shall not change the purpose of the loan. The loan shall not be used for:
●	Purchasing real estate or repaying housing mortgage loans;

●	Shareholder dividend distribution;

●	Investment in financial assets, fixed assets, equity, etc;

●	Any illegal or prohibited sectors or activities under applicable laws and regulations;

●	Arbitrage through re-lending or purchasing financial products;

●	Falsely inflating fiscal revenue;

●	Illegally increasing local government hidden debt;

●	Any other purposes prohibited by laws or banking regulations.

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

Article 4: Interest Rate and Interest Calculation (Remarks: Fill in as applicable; delete irrelevant clauses)

The Lender shall provide the Borrower with a Loan Annual Interest Rate Disclosure Letter as an attachment to this contract. If the annual interest rate is only specified in Clause 1 of this Article, the Disclosure Letter shall not apply.

1. Interest Rate

The loan interest rate (annual, simple interest) shall be determined as Option (2):

(1) Fixed interest rate. Annual interest rate / %. The contract interest rate remains unchanged during the loan period.

(2) Floating Interest Rate

●	Based on the actual drawdown date, repriced every 12 months.

●	The repricing date shall be the corresponding day of the month in which the drawdown date falls. If no such day exists, the last day of the month shall apply.

For each drawdown,

A. Initial interest rate: Based on the 1-year Loan Prime Rate (LPR) published by the National Interbank Funding Center on the business day prior to the drawdown date, plus 10 basis points.

B. Repricing: On each repricing date, the interest rate shall be adjusted based on the latest 1-year LPR plus 10 basis points.

2. Interest Calculation

Interest shall accrue from the actual drawdown date, calculated based on the actual loan amount and number of days used.

Formula: Interest = Principal × Actual Days × Daily Interest Rate

Daily Interest Rate = Annual Interest Rate / 360

3. Interest Settlement

Option (1): Quarterly settlement

●	Interest settlement date: 20th of the last month of each quarter

●	Interest payment date: 21st of the same month

If the final repayment date is not an interest payment date, it shall be deemed as the interest payment date, and all outstanding interest shall be settled.

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

4. Penalty Interest

(1) For overdue or misused loans, penalty interest shall be imposed from the date of overdue or misuse.

If the loan is both overdue and misused, the higher penalty rate shall apply.

(2) Compound interest shall be imposed on unpaid interest and penalty interest according to the clause 3. Interest Settlement.

(3) Penalty interest rate (Note: To be completed according to the actual method of determining the interest rate)

Penalty Interest Rate for Floating Rate Loans

A. The penalty interest rate shall fluctuate on the floating cycle agreed in Clause 1 of this Article, starting from the date of overdue or misappropriation. The repricing date for the penalty interest rate shall be the corresponding date of the overdue or misappropriation date in the repricing month. If there is no corresponding date in the month, the last day of the month shall be the repricing date for the penalty interest rate.

B. The penalty interest rate for overdue loans shall be 50% higher than the penalty base interest rate determined in Item C of this Clause. Similarly, the penalty interest rate for misappropriated loans shall also be 50% higher than the penalty base interest rate determined in Item C of this Clause.

C. Within the first floating cycle, the penalty base interest rate shall be the actual loan interest rate in force during the period of overdue or misappropriation. After each floating cycle, the penalty base interest rate for the next floating cycle shall be repriced on the repricing date in accordance with the method agreed in Clause 1 of this Article.

5. Miscellaneous

(1) The “loan interest rate” and “penalty interest rate” under this contract are tax-inclusive rates, which means the interest charged by the Lender to the Borrower already includes the value-added tax required by national laws and regulations.

(2) If there is a significant change in the floating interest rate pricing benchmark under this contract, it will be handled in accordance with the prevailing market rules at that time. If the Lender requires the Borrower to sign a supplementary contract regarding the related matters at that time, the Borrower should cooperate.

Article 5 Drawdown Conditions

The Borrower must meet the following conditions to make a drawdown:

1. This contract and its appendices have come into effect;

2. The Borrower has provided the guarantee as required by the Lender, the guarantee contract has come into effect and the statutory approval, registration or filing procedures have been completed;

3. The Borrower has filed with the Lender the documents, bills, seals, list of personnel, signature samples and other relevant vouchers related to the conclusion and performance of this contract;

4. The Borrower has opened the accounts necessary for the performance of this contract as required by the Lender;

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

5. At least 5 banking working days before the drawdown, the Borrower shall submit a written drawdown application to the Lender, fill in the relevant vouchers required for repaying the original loan (such as transfer cheques, telegraphic transfer forms, domestic remittance application forms, deposit slips, etc.) and finish the relevant drawdown procedures;

6. The Borrower has submitted to the Lender the resolutions and letters of authorisation agreeing to the conclusion and performance of this contract issued by the board of directors or other authorised departments.

7. Other drawdown conditions prescribed by law and agreed upon by the parties / .

If the above drawdown conditions are not met, the Lender has the right to reject the Borrower’s drawdown application, except when the Lender agrees to make the loan.

If any condition is not met, the Lender may reject the drawdown application unless it agrees otherwise.

Article 6: Drawdown Time and Method

1. The Borrower shall draw the full amount in a single drawdown on [March __, 2025].

2. If the Borrower fails to draw the loan by the specified date, the Lender has the right to reject the drawdown application.

Article 7: Use and Payment of Loan Funds

1. Loan Disbursement Method

The disbursement of loan funds shall be governed by relevant laws, regulations, supervisory rules and the terms of this contract. Upon receiving the drawdown application from the Borrower and approving it, the ender shall disburse the loan funds. The Borrower hereby authorises the Lender to use the loan funds directly to repay the outstanding principal balance under Article 3 of this contract, or to transfer the loan funds to the Borrower’s settlement account with the Lender and then directly deduct such funds to repay the outstanding principal balance.

2. Specific Requirements for Loan Fund Payment

(1) Provision of Transaction Documents. The Borrower shall provide the Lender with its repayment account and relevant documents proving that the drawdown complies with the contractual purpose at the time of drawdown. The Borrower must ensure the authenticity, completeness, and validity of all documents provided to the Lender. If the Borrower-provided transaction documents are false, inaccurate, or incomplete, leading to the Lender’s failure to fulfill its payment obligations in a timely manner, the Lender shall bear no responsibility. The Borrower shall be liable for interest, penalty interest, and other breach-related responsibilities arising from the original loan’s overdue status;

(2) If the Lender finds that the purpose-related documents or other transaction materials provided by the Borrower do not conform to the contract or have defects, it may require the Borrower to supplement, replace, explain, or resubmit the materials. Before the Borrower submits materials deemed satisfactory by the Lender, the Lender has the right to refuse to disburse and pay the relevant funds.

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

3. In the event of any of the following situations, the Lender has the right to reassess the disbursement and payment conditions, alter the payment method, or suspend or stop the disbursement and payment of the loan funds:

(1) A significant deterioration in the business and financial condition of the Borrower;

(2) A decline in the credit status of the Borrower or weak profitability of its main business;

(3) The Borrower has not implemented the approval conditions for the credit facility;

(4) The Borrower has not paid the interest due on the original loan;

(5) The Borrower is listed on the blacklist of our bank or has been reported by the regulatory authority as having significant risk factors;

(6) The Borrower or its actual controller has unresolved overdue records in the Financial Credit Information Database;

(7) The Borrower has adverse records caused by malicious behavior in the “National Court Executed Persons Information Inquiry” system;

(8) The Borrower engages in illegal or criminal acts such as money laundering, terrorist financing, financial fraud, tax evasion, intellectual property infringement, or violates sanctions regulations deemed applicable by the Lender;

(9) Other significant breaches of the contractual obligations.

Article 8 Repayment

1. The Borrower designates the following account as the fund recovery account. The Borrower’s fund recovery shall be made to this account. The Borrower shall promptly provide information on the movement of funds in this account. The Lender has the right to request the Borrower to explain large and unusual fund movements in the fund recovery account and to supervise the account. The Lender also has the right to request the Borrower to enter into a separate account management agreement for the fund recovery account.

Account Name:

Account Number:

2. Unless otherwise agreed by the parties, the Borrower shall repay the loan under this contract in accordance with the following repayment plan (1):

(1) The entire loan amount under this contract shall be repaid on the maturity date of the loan. Note: According to Article 23 of the “Working Capital Loan Management Measures” (Financial Regulatory Administration Order No. 1 of 2024), this clause is not applicable to loans with a term exceeding one year.

(2) Repay the loan under this contract in accordance with the following repayment schedule:

Repayment Time	Repayment Amount
/	/
/	/

(3) Other repayment schedules: /.

If the Borrower needs to change the above repayment schedule, it must submit a written application to the Lender at least 30 banking working days before the loan maturity. The change of the repayment schedule must be confirmed in writing by both parties.

3. Unless otherwise agreed by the parties, if the Borrower defaults on both the principal and interest of the loan and the costs of realizing the creditor’s rights, the Lender has the right to determine the order of repayment between the principal, interest, and costs. In the case of installment repayments, if there are multiple overdue or due loans under this contract, the Lender has the right to determine the order of repayment for each installment. If there are multiple due loan agreements between the Borrower and the Lender, the Lender has the right to determine which contract each repayment installment refers to.

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

4. Unless otherwise agreed by the parties, the Borrower may repay the loan in advance but must provide written notice to the Lender at least 5 banking working days in advance. The amount of the prepayment will first be used to repay the loan with the latest maturity date, in reverse order of maturity.

5. The Borrower shall repay the loan in the following manner as per item (1):

(1) the Borrower shall deposit sufficient funds into the designated repayment account no later than 1 banking working day before each installment of principal and interest falls due. The Lender is entitled to debit the account on each due date.

Repayment Account Name:

Account Number:

(2) Other repayment methods as agreed upon by the parties: /.

Article 9 Guarantee (Remarks: Fill in as applicable and delete irrelevant clauses)

1. The guarantee methods for the debt under this contract are as follows:

(1) Mr. Cai Keqiang, the actual controller of the company, provides a personal joint and several liability guarantee and signs the “Guarantee Contract”

(2) Yingtan Industrial Control Financing Guarantee Co., Ltd., the guarantor, provides a joint and several liability guarantee and signs the “Guarantee Contract”

The “Caiyuan Tong” product has obtained the “Caiyuan Credit Tong Four-party Cooperation Framework Agreement” signed by the Bank of China, Jiangxi Caihuitong Industrial Co., Ltd., the leading departments designated by the Caiyuan Credit Tong Coordination Leading Group of all counties (districts), and the guarantee company. The joint and several liability guarantee procedures of Yingtan Industrial Control Financing Guarantee Co., Ltd. have been completed, including obtaining the guarantee quota from the provincial bank and meeting the provincial bank’s cooperation entry requirements. It also complies with the relevant management regulations of our bank’s transformed “Caiyuan Tong” product and has obtained the recommendation letter from the leading department.

2. If the Lender believes that the Borrower or guarantor has experienced events that may affect their ability to fulfill obligations, or if the guarantee contract becomes invalid, is revoked, or terminated, or if the financial condition of the Borrower or guarantor deteriorates, or they are involved in significant litigation or arbitration cases, or if their accounts are sealed, or other reasons that may affect their ability to fulfill obligations, or if the guarantor breaches the guarantee contract or other contracts with the Lender, or if the value of the collateral decreases, is damaged, lost, or sealed, causing the guarantee value to weaken or be lost, the Lender has the right to demand and the Borrower is obliged to provide new guarantees or replace the surety to secure the debt under this contract.

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

Article 10 Invoice Issuance

1. After the Lender confirms receipt of the payment, the Borrower can apply to the Lender for a value-added tax (VAT) invoice (special VAT invoice/ordinary VAT invoice).Upon receiving the Borrower’s application for a VAT invoice, the Lender shall issue the VAT invoice to the Borrower.

2. The Borrower may apply for a VAT invoice at the corresponding business handling institution or other institutions designated by the Lender.

3. The Borrower needs to confirm that the payor of the funds, the contract signatory, and the purchaser listed on the VAT invoice are the same tax entity. If they are inconsistent, and this prevents the Borrower from booking the transaction or lawfully offsetting input tax, the related losses shall be borne by the Borrower.

4. Should the Borrower lose the invoice after obtaining it,the Lender is not required to reissue the VAT invoice to the Borrower.

5. If the Lender and borrower agree on a discount provided by the Lender to the Borrower,the amount stated on the VAT invoice shall be based on the discounted price.

6. If the Lender provides services to the Borrower free of charge,the Lender shall not issue a VAT invoice.

7. When the Lender issues a VAT invoice to the Borrower,the Borrower should promptly verify the invoice information.In case of any errors in the invoice information,the Borrower should immediately request the Lender to reissue the VAT invoice.

Article 11 Representations and Warranties

1. The Borrower makes the following representations:

(1) The Borrower is legally registered and validly existing in accordance with the regulations of the market supervision and administration department or the competent authority, and has the full civil rights and capacity to act required to enter into and perform this contract;

(2) The execution and performance of this contract are based on the Borrower’s true intentions, have been duly and validly authorized in accordance with the requirements of its articles of association or other internal management documents, and will not violate any agreement, contract, or other legal document that is binding on the Borrower. The Borrower has obtained or will obtain all necessary approvals, permits, filings, or registrations required to enter into and perform this contract.;

(3) All documents, financial statements, certificates, and other materials provided by the Borrower to the Lender under this contract are true, complete, accurate, and effective;

(4) The transaction background of the business applied for by the Borrower from the Lender is genuine and lawful, and does not involve any illegal purposes such as money laundering, terrorist financing, WMD proliferation financing, tax evasion, or fraud. It also complies with the sanctions regulations of the United Nations, China, and other applicable jurisdictions;

(5) The Borrower has not concealed any events from the Lender that may affect the financial condition and ability to perform obligations of the Borrower and the guarantor;

(6) The Borrower and the loan project meet the national environmental protection standards. The Borrower is not an enterprise or project that has been publicly identified and recognized by relevant national departments as having significant energy consumption and pollution issues and failing to make effective rectifications. There are no risks of energy consumption or pollution.;

(7) The purpose of the loan and the source of repayment are genuine and lawful;

(8) Other matters declared by the Borrower: /.

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

2. The Borrower covenants as follows:

(1) The Borrower shall, in accordance with the Lender’s requirements, regularly and promptly submit to the Lender its financial statements (including but not limited to annual reports, quarterly reports and monthly reports) and other relevant materials. The Borrower ensures that it continues to meet the following financial indicator requirements: an asset-liability ratio of less than 100%;

(2) If the Borrower has or will enter into a counter-guarantee agreement or similar agreement with the guarantor under this contract regarding its guarantee obligations, such agreement will not prejudice any of the Lender’s rights under this contract;

(3) The Borrower shall cooperate with the Lender in loan payment management and post-loan management, accept the Lender’s credit checks and supervision, and provide sufficient assistance and cooperation;

(4) In the event that the Borrower intends to undergo any of the following major events that may affect its debt repayment ability, including merger, division, capital reduction, equity transfer, outbound investment, provision of guarantees, substantial increase in debt financing, or significant transfer of assets and claims, the Borrower shall obtain the Lender’s prior written consent. If any of the following situations occur, the Borrower shall promptly notify the Lender:

A. Any changes to the Borrower’s or guarantor’s articles of association, business scope, registered capital or legal representative;

B. Any changes in the form of business operations, such as joint operation, joint venture, cooperation, contracting, restructuring, reform, or planned listing;

C. Involvement in significant litigation or arbitration cases, or any seizure, attachment or supervision of the Borrower’s or guarantor’s property or collateral, or the establishment of new guarantees over the collateral;

D. Any suspension of business, dissolution, liquidation, cessation of business operations, revocation, revocation of business license, or application for bankruptcy;

E. Any shareholder, director or current senior management personnel being implicated in significant cases or economic disputes;

F. The Borrower’s occurrence of a default event under any other contract;

G. The emergence of any operational difficulties or deterioration of the financial condition;

H. Any other significant adverse events that may affect the Borrower’s debt repayment ability.

(5) The order of repayment of the Borrower’s debts to the Lender shall take priority over the Borrower’s repayment of loans to its shareholders and shall not be inferior to the repayment of similar debts to other creditors. Furthermore, from the effective date of this contract until the full repayment of the principal, interest and related expenses under this contract, the Borrower shall not repay any loans to its shareholders;

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

(6) If the post-tax net profit for the relevant fiscal year is zero or negative, or if the post-tax profit is insufficient to cover the accumulated losses of previous fiscal years, or if the pre-tax profit is not used to repay the principal, interest and expenses due for that fiscal year or is insufficient to repay the principal, interest and expenses for the next period, the Borrower shall not distribute dividends or bonuses to its shareholders in any form;

(7) The Borrower shall not dispose of its own assets in a manner that reduces its debt repayment ability. The Borrower also undertakes that the total amount of its external guarantees shall not exceed 0.5 times its net assets, and that the total amount of external guarantees and the amount of individual guarantees shall not exceed the limits stipulated in its articles of association;

(8) Unless for purposes consistent with the terms of this contract or with the Lender’s consent, the Borrower shall not transfer the loan funds under this contract to accounts with the same name or to related party accounts. For any transfers to accounts with the same name or related party accounts, the Borrower shall provide the corresponding supporting documents;

(9) In respect of the loans under this contract, the Borrower shall provide the Lender with guarantee terms, loan interest rate pricing, debt repayment order and other loan conditions that are no less favorable than those currently or hereafter granted to any other financial institution;

(10) The Lender has the right to demand early repayment of the loan based on the Borrower’s fund recovery situation;

(11) The Borrower shall submit to the Lender its reports on environmental (climate), social and governance risks. The Borrower declares and undertakes to strengthen its environmental (climate), social and governance risk management and to accept the Lender’s supervision. Any violation of the above agreement by the Borrower shall constitute or be deemed a default under this contract, and the Lender may take remedial measures for such default as stipulated in this contract;

Note: This is a selective clause. Pursuant to the “Green Credit Guidelines” (Yinjian Fa [2012] No. 4) and the “Guidelines for Green Finance in the Banking and Insurance Industries” (Yinbaojian Fa [2022] No. 15), this clause should be selected if the Borrower is a client involving significant environmental (climate), social and governance risks; otherwise, it should be deleted.

(12) The Borrower shall cooperate with the Lender in conducting due diligence work, provide and update information on this organization and its beneficial owners, and furnish background information on relevant transactions;

(13) In accordance with laws and regulations, the Lender has the right to participate in the Borrower’s large-scale financing, asset sales, mergers, divisions, shareholding system reforms, bankruptcy liquidation and other activities to safeguard the Lender’s creditor’s rights;

(14) The Borrower shall promptly provide the Lender with complete, accurate and effective materials;

(15) Other matters committed to by the Borrower: / .

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

Article 12 Disclosure of Related-Party Transactions within the Borrower’s Group

The parties agree to apply item 1 below:

1. The Borrower is not a group customer as determined by the Lender in accordance with the “Risk Management Guidelines for Group Customer Credit Business of Commercial Banks” issued by the China Banking Regulatory Commission (Order No. 4 of 2010) (the “Guidelines”).

2. The Borrower is a group customer as determined by the Lender in accordance with the “Guidelines”. The Borrower shall promptly report to the Lender any related-party transactions involving more than 10% of its net assets, including the relationship between the parties, the transaction items and nature, the amount or proportion of the transaction, and the pricing policy (including transactions with no amount or only nominal amount).

If the Borrower is involved in any of the following situations, the Lender has the right to unilaterally decide to stop paying the unused loan to the Borrower and to demand early repayment of part or all of the principal and interest of the loan: using false contracts with related parties to discount or pledge accounts receivable or notes receivable without actual trade background to obtain bank funds or credit; undergoing significant mergers, acquisitions or reorganizations that the Lender believes may affect the security of the loan; intentionally evading or defaulting on bank debts through related-party transactions; other situations stipulated in Article 18 of the “Guidelines”.

Article 13 Events of Default and Handling

The occurrence of any of the following events shall constitute or be deemed a default by the Borrower under this contract:

1. The Borrower fails to perform its payment and repayment obligations to the Lender as agreed in this contract;

2. The Borrower fails to use the loan funds in the manner stipulated in this contract or to apply the received funds for the purposes specified herein, or uses the loan funds for relending or purchasing other financial products for arbitrage, or for inflating fiscal revenue, or for creating new local government hidden debts in violation of regulations;

3. Any representation made by the Borrower in this contract is untrue, or the Borrower fails to comply with any commitment made herein;

4. If any of the situations specified in item (4) of paragraph 2 of Article 11 of this contract occurs, and the Lender considers that such situations may affect the financial condition or ability to perform obligations of the Borrower or the guarantor, and the Borrower fails to provide new guarantees or replace the surety in accordance with the provisions of this contract;

5. The credit status of the Borrower deteriorates;

6. The financial indicators of the Borrower, such as profitability, debt repayment ability, operational capacity, and cash flow, worsen or breach the constraints set out in this contract or other financial agreements;

7. The Borrower defaults under any other contract with the Lender or any other institution of Bank of China Limited, or under any credit contract with other financial institutions;

8. The guarantor breaches the guarantee contract or defaults under any other contract with the Lender or any other institution of Bank of China Limited;

9. The Borrower ceases operations, or undergoes dissolution, revocation, or bankruptcy;

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

10. The Borrower is or may be involved in significant economic disputes, litigation, or arbitration, or its assets are seized, impounded, or subject to enforcement measures, or it is investigated or penalized by judicial, tax, or industrial and commercial authorities, which has or may affect its ability to perform obligations under this contract;

11. There are abnormal changes, disappearances, or legal investigations or restrictions on personal freedom of the Borrower’s major individual investors or key management personnel, which has or may affect the Borrower’s ability to perform obligations under this contract;

12. During the annual review of the Borrower’s financial condition and ability to perform obligations (conducted one year after the effective date of this contract and annually thereafter), the Lender discovers circumstances that may affect the financial condition or ability to perform obligations of the Borrower or the guarantor;

13. There are large or unusual fund movements in the designated fund recovery account, and the Borrower fails to provide an explanation acceptable to the Lender;

14. The energy-saving project implementation is seriously delayed; energy-saving technologies and equipment have serious defects; major facilities or equipment are shut down or reduced in production, leading to a significant drop in energy consumption; actual energy savings aresignificantly lower than predicted; energy-saving revenues are not timely returned to the designated account; the Borrower engages in high-interest informal lending; the Borrower provides external guarantees or incurs new debts without the Lender’s consent; major financial indicators seriously deteriorate;

Note: This is a selective clause. Pursuant to the “Guidelines on Energy Efficiency Credit” (Yinjian Fa [2015] No. 2), this clause should be selected when conducting energy efficiency credit business; otherwise, it should be deleted.

15. The Borrower refuses to cooperate with the Lender’s due diligence efforts, or the Borrower or its transactions/transaction counterparts are suspected of money laundering, terrorist financing, nuclear weapons proliferation, violating sanctions regulations, or other illegal activities, or the Borrower or the guarantor is included in the sanctions lists of the United Nations, China, or other applicable jurisdictions;

16. The Borrower breaches any other provisions of this contract regarding the rights and obligations of the parties.

When a default event specified in the preceding clause occurs, the Borrower shall bear the default responsibility, and the Lender has the right to take the following measures separately or simultaneously, depending on the specific circumstances:

1. Demand that the Borrower and the guarantor correct the default behavior within a specified period;

2. Reduce, suspend, cancel, or terminate the credit limit granted to the Borrower, either in full or in part;

3. Suspend or terminate the acceptance of the Borrower’s business applications, such as drawdowns, under this contract and any other contracts between the Borrower and the Lender, either in full or in part. For loans not yet disbursed and trade financing not yet arranged, the Lender may suspend, cancel, or terminate their disbursement, payment, and arrangement, either in full or in part;

4. Declare that all or part of the outstanding principal and interest of the loan/trade financing and other payable amounts under this contract and any other contracts between the Borrower and the Lender are immediately due and payable;

5. Adjust the loan interest rate under this contract and charge penalty interest;

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

6. Modify the loan payment method, such as changing from self-directed payment to entrusted payment, or reducing the minimum amount for entrusted payment;

7. Downgrade the risk classification of all credit assets under this contract and any other contracts between the Borrower and the Lender;

8. Terminate or rescind this contract and any other contracts between the Borrower and the Lender, either in full or in part;

9. Require the Borrower to compensate the Lender for all losses caused by the default, including but not limited to legal fees, attorney fees, notarization fees, and enforcement fees incurred in realizing the creditor’s rights;

10. Deduct funds from the Borrower’s accounts with the Lender and other institutions of Bank of China Limited to settle all or part of the Borrower’s debts under this contract. Any unmatured amounts in the accounts shall be deemed as prematurely due. If the account currency differs from the Lender’s business valuation currency, the exchange rate published by the Lender at the time of deduction shall apply;

11. Exercise the right of guarantee;

12. Require the guarantor to fulfill the guarantee obligations;

13. Take any other measures deemed necessary and possible by the Lender.

Article 14 Rights Reservation

The failure of a party to exercise any or all of its rights under this contract, or to require the other party to perform or assume any or all of its obligations or liabilities, shall not constitute a waiver of such rights or exemption from such obligations or liabilities.

Any tolerance, extension, or forbearance exercised by a party with respect to the other party under this contract shall not affect its rights under this contract and applicable laws, nor shall it be deemed as a waiver of such rights.

Article 15 Amendments, Modifications and Termination

This contract may be amended or modified in writing by mutual agreement of the parties. Any amendment or modification shall form an integral part of this contract.

Unless otherwise provided by law or agreed by the parties, this contract shall not be terminated before all rights and obligations hereunder have been fully performed.

Unless otherwise provided by law or agreed by the parties, the invalidity of any provision of this contract shall not affect the legal validity of the other provisions.

Article 16 Governing Law and Dispute Resolution

This contract is governed by the laws of the People’s Republic of China (excluding the laws of the Hong Kong and Macao Special Administrative Regions and Taiwan).

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Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

After the contract becomes effective, any disputes arising from its execution or performance or in connection with it shall be settled through consultation between the parties. In case no settlement is reached through consultation, either party may resolve the dispute in the following manner indicated by the number 2:

1. Arbitration

Submit the dispute to arbitration in accordance with the arbitration rules of the arbitration commission in effect at the time of submission of the arbitration application. The arbitration award is final and binding on all parties.

2. Litigation

The parties may agree to resolve disputes through litigation in a Chinese court.

☑ Initiate legal proceedings at the People’s Court in the jurisdiction where the Lender or other relevant institutions of Bank of China Limited exercising rights and obligations under this contract and individual agreements are located.

☐ Initiate legal proceedings at the International Commercial Court of the Supreme People’s Court for international commercial disputes involving amounts exceeding 300 million RMB.

☐ Initiate legal proceedings at the People’s Court with competent jurisdiction.

During the period of dispute resolution, if the dispute does not affect the performance of other provisions of this contract, such provisions shall continue to be performed.

Article 17 Annexes

The following annexes and any others jointly confirmed by the parties hereto constitute an integral part of this contract and shall have the same legal effect as this contract.

1. Drawdown Application (Format)

2. Notice on Annualized Loan Interest Rate (Format)

3. Loan Receipt

Article 18 Other Agreements

1. Without the written consent of the Lender, the Borrower shall not transfer any of its rights or obligations under this contract to a third party.

2. If the Lender needs to entrust other institutions of Bank of China Limited to perform its rights and obligations under this contract for business purposes, or to assign the loan business under this contract to other institutions of Bank of China Limited for management, the Borrower agrees to this arrangement. The authorized or assigned institutions of Bank of China Limited shall have the right to exercise all rights under this contract and to initiate legal proceedings, submit arbitration or apply for enforcement in their own name regarding any disputes under this contract.

3. Without prejudice to other provisions of this contract, this contract shall be legally binding on the parties hereto and their respective successors and assigns in accordance with applicable laws.

4. Unless otherwise agreed, the addresses specified in this contract shall be the communication and contact addresses for both parties, and shall apply to the delivery of all notices, documents, and legal papers in connection with the performance of this contract and the resolution of any disputes arising therefrom (including but not limited to arbitration and civil litigation procedures, such as the first instance, jurisdictional objections, appeal, second instance, retrial, remand for retrial, and enforcement stages, and legal documents such as notices, arbitration awards, judgments, orders, and conciliation orders).

XIV

Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

The Borrower agrees that the Lender, arbitration institution, or court may use the fax and email address provided in this contract to electronically serve the Borrower with relevant documents and legal papers.

If both a delivery address and an electronic delivery method are specified, electronic delivery shall have the same legal effect as delivery to the Borrower’s designated address. All delivery methods shall be effective, and the first to effect delivery shall govern.

The Borrower shall notify the Lender of any change to the above address or delivery method in writing at least 30 working days in advance. During arbitration and civil litigation, if either party changes its address or delivery method, it shall promptly notify the arbitration institution, court, and the other party. Failure to do so shall mean the address and delivery method specified in this contract remain valid for delivery purposes.

If the Borrower provides an inaccurate delivery address or delivery method, fails to notify the other party and the court of any change in a timely manner, or if the designated recipient refuses to accept delivery, the following rules shall apply:

●	For mail delivery, delivery shall be deemed to have been effected on the date the mail is returned;

●	For personal delivery, delivery shall be deemed to have been effected on the date the deliverer records the circumstances on the delivery receipt;

●	For electronic delivery, delivery shall be deemed to have been effected on the date the document enters the Borrower’s designated system.

This clause, which confirms the effective delivery address for relevant documents and legal papers, is an independent and continuing term of this contract. It shall remain effective even if this contract is wholly or partially invalidated or revoked.

5. The transactions under this contract are based on the independent interests of each party. If any other parties to the transaction are affiliates of the Lender under relevant laws, regulations, and supervisory requirements, none of the parties shall seek to use such affiliate relationships to affect the fairness of the transaction.

6. The headings and business names in this contract are for convenience of reference only and shall not be used to interpret the provisions or the rights and obligations of the parties.

XV

Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

7. In accordance with relevant laws, regulations, and supervisory requirements, the Borrower, in applying for the loan under this contract from the Lender, hereby agrees and authorizes the Lender to collect, inquire, store, use, process, transmit, provide, and delete the following information in connection with the loan during due diligence, review, approval, disbursement, post-loan management, registration and disposal of collateral, and debt collection, including:

(1) Information of the Borrower in the Financial Credit Information Database and other legally established credit information databases;

(2) Basic business registration information, customs import/export records, tax payment records, invoice details, financial statements, utility payment history, payroll data, communication expense payments, POS transaction data, internet credit information, payment settlement details, collateral information, and other relevant data of the Borrower from third-party sources;

(3) Information on the Borrower’s involvement in public security cases, litigation or arbitration, seizure, distraint or enforcement of the Borrower’s assets, court judgments, arbitration awards, administrative penalties, and social security contribution status, etc;

(4) Information generated or obtained by the Lender during the provision of financial products or services to the Borrower;

(5) For the avoidance of doubt, the aforementioned information does not include any information that can be obtained through public channels.

The Borrower agrees and authorises the Lender to collect, search, store, use, process, transmit, provide and delete the above information, as follows:

(1) To search for the Borrower’s information in the Financial Credit Information Database and other legally established credit information databases;

(2) To provide information relevant to this contract and other information about the Borrower to the Financial Credit Information Database and other legally established credit information databases for qualified institutions or individuals to search and use in accordance with the law;

(3) To internally share the above information among members of the Lender’s group to meet the needs of post-loan management and unified credit management of the Borrower as required by laws, regulations and supervisory requirements;

(4) To provide the above information to relevant third-party institutions as needed for credit business handling, debt collection, assignment of claims and post-loan management.

This authorisation is valid until all credit facilities granted by the Lender’s group to the Borrower are fully repaid.

8. If the drawdown or repayment date falls on a non-working day (such as a weekend or public holiday), it will be extended to the first working day thereafter.

9. If changes in laws, regulations, or requirements from regulatory authorities prevent the Lender from performing this agreement or meeting its obligations as stipulated, the Lender has the right to terminate or adjust the performance of this agreement and related individual agreements in accordance with the changes or requirements. The Lender shall not be held liable for any failure or delay in performance caused by such changes or requirements.

10. The Borrower may consult with or lodge complaints about this contract and related business or fees to the Lender via the contact number provided in this contract.

Article 19 Contract Effectiveness

This contract shall become effective as of the date when the legal representatives (or persons in charge) or their authorized signatories of both the Lender and the Borrower sign it and affix the official seal or the contract seal.

XVI

Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

This contract is executed in triplicate , with each party holding one , which having equal legal effect.

Borrower: Yingtan Topnew Motor Co.,Ltd	Lender: Bank of China Limited, Guixi Branch

Authorized Signatory:	Authorized Signatory:

Year__Month Day__	Year__Month Day__

Annex Loan Annual Interest Rate Notification

Ref. No.:

To: Yingtan Topnew Motor Co., Ltd (Borrower)

XVII

Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

1. Our bank has signed a Working Capital Loan Contract (for “BOC Relay Pass-Through Treasure” product) No.                                  with your company. Under this contract, we as the lender provide you with an annual loan interest rate of 3.20%. This annual rate (simple interest) covers: (1) The loan interest calculated at the rate specified in Clause 4.1 of the contract.

2. This notification, as an annex to the contract, is an integral part of the contract and has the same legal effect. Matters not specified herein shall be governed by the contract.

Lender: Bank of China Limited, Guixi Branch

Authorized Signatory: ——————————————

Annex Loan Drawdown Application

Ref. No.:

To: Bank of China Limited, Guixi Branch

XVIII

Working Capital Loan Contract (Applicable to the “BOC Relay Tongbao” Product)

Under the Working Capital Loan Contract (for “BOC Relay Pass-Through Treasure” product) No.                                        (the “Loan Contract”) between us and your bank, we hereby submit the following drawdown application:

I. We apply for a one-time drawdown under the loan contract as follows:

Total drawdown amount: RMB EIGHT MILLION YUAN (¥8,000,000.00）

II. In line with the loan contract, the payment method for this loan is as follows:

We hereby authorize and request your bank to pay this loan directly for the purpose specified in the loan contract, namely to settle the outstanding principal balance under the Working Capital Loan Contract No.                                                and the Loan Drawdown Application                                                      , which your bank and we signed. This balance is the same as the drawdown amount in Item I of this application.

III. We confirm to your bank as follows:

1. This loan will be used for the purpose specified in the loan contract.

2. All representations, warranties, and commitments in the loan contract remain true, accurate, complete, and effective from the date of this application to the drawdown date.

3. As of the date of this application, there have been no material adverse changes in our production, operation, or financial credit status.

4. As of the date of this application, no default or anticipated default under the loan contract exists, and we confirm that no default will occur or continue on the drawdown date.

5. We will provide valid payment vouchers meeting your bank’s requirements.

6. This drawdown application is irrevocable. We guarantee that all drawdown conditions in the loan contract have been fully met. Once disbursed, this loan will constitute our liability to your bank under the loan contract.

Applicant (Seal): Yingtan Topnew Motor Co., Ltd.

Authorized Signatory: _______________

Year__Month__Day

XIX